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                                             EXHIBIT (24)



                        POWER OF ATTORNEY
                        -----------------


      Each of the undersigned directors of New England Electric System
  (the "Company"), individually as a director of the Company, hereby constitutes and appoints John G. Cochrane, Patricia M. Needham, and Robert
  K. Wulff, individually, as attorney-in-fact to execute on behalf of the undersigned the Company's annual report on Form 10-K for the year ended December 31, 1996, to be filed with the Securities and Exchange Commission, and to execute any appropriate amendment or amendments thereto as may be required by law.

  Dated this 25th day of February, 1997.

  s/Joan T. Bok                                             s/John W. Rowe
  _________________________           _________________________
  Joan T. Bok                         John W. Rowe


  s/William M. Bulger                 s/George M. Sage
  _________________________           _________________________
  s/William M. Bulger                 George M. Sage


  s/Paul L. Joskow                                          s/Charles E. Soule
  _________________________           _________________________
  Paul L. Joskow                                            Charles E. Soule


                                      s/Anne Wexler
  _________________________           _________________________
  John M. Kucharski                                         Anne Wexler


  s/Edward H. Ladd                                          s/James Q. Wilson
  _________________________           _________________________
  Edward H. Ladd                                            James Q. Wilson


  s/Joshua A. McClure                 s/James R. Winoker
  _________________________           _________________________
  Joshua A. McClure                                         James R. Winoker